Exhibit 99.1

For:	International Baler Corp.
5400 Rio Grande Avenue
Jacksonville, FL 32254

Contact:	William Nielsen
(904) 358-3812

FOR IMMEDIATE RELEASE

Jacksonville, October 1, 2018 - International Baler Corp. (OTC BULLETIN BOARD: IBAL) International Baler Corporation named Victor W. Biazis President and Chief Executive Officer of the Company.

On October 1, 2018 the Board of Directors of International Baler Corporation named Victor W. Biazis President and Chief Executive Officer of the Company. He replaces William E. Nielsen who held the position of President since January 10, 2017. Mr. Nielsen remains Chief Financial Officer of the Company.

International Baler is an original equipment manufacturer of baling equipment used world-wide. International Baler has been manufacturing baling equipment for over 60 years. The Company’s primary focus is to provide its customers with the best balers on the market and it offers a variety of different models including Vertical Balers, Horizontal Balers, Auto-Tie Balers and Two-Ram Balers.